American Electric Power Company, Inc.
Stock Unit Accumulation Plan
For Non-Employee Directors
(As Amended Effective June 1, 2022)

Article 1
Purpose

The purposes of this American Electric Power Company, Inc. Stock Unit Accumulation Plan For Non-Employee Directors (the “Plan”) are to enable the Company to attract and retain qualified persons to serve as Non-Employee Directors, to solidify the common interests of its Non-Employee Directors and shareholders by enhancing the equity interest of Non-Employee Directors in the Company, and to encourage the highest level of Non-Employee Director performance by providing such Non-Employee Directors with a proprietary interest in the Company’s performance and progress by providing a portion of the compensation of the Non-Employee Directors in deferred Stock Units.

Article 2
Effective Date

The Plan became effective as of January 1, 1997. The changes made by this amendment and restatement of the Plan were approved by the Board at its meeting held on February 22, 2022 (the “Adoption Date”) and generally take effect as of June 1, 2022.

Article 3
Definitions

Whenever used in the Plan, the following terms shall have the respective meanings set forth below:

3.1“Account” means, with respect to each Participant, the Participant’s separate individual account established and maintained for the exclusive purpose of accounting for the Participant’s awards under the Plan. The Account shall consist of two (2) separate sub-accounts: a Stock Unit Account and an Investment Account.

3.2“Beneficiary” means, with respect to each Participant, the recipient or recipients designated by the Participant who are, upon the Participant’s death, entitled in accordance with the Plan’s terms to receive the benefits to be paid with respect to the Participant.

3.3“Board” means the Board of Directors of the Company.

3.4“Cash Retainer” means the designated annual cash retainer, paid quarterly, for Non-Employee Directors established from time to time by the Board as annual compensation for services rendered, exclusive of compensation for service as a member of any committee designated by the Board or in connection with any meeting of the Board or special assignment, and exclusive of reimbursements for expenses incurred in performance of service as a Director.

3.5“Code” means the Internal Revenue Code of 1986, as amended.

3.6“Committee” means the Committee on Directors and Corporate Governance of the Board.

3.7“Common Stock” means the common stock, $6.50 par value, of the Company.

3.8“Company” means American Electric Power Company, Inc., a New York corporation, and any successor thereto.

3.9 “Contributions” means contributions made by the Company to a Participant’s Account pursuant to Article 4.

3.10“Director” means an individual who is a member of the Board.

3.11“Equity Retainer” means the designated annual stock retainer, payable quarterly, for Non-Employee Directors established from time to time by the Board as equity compensation for services rendered. An Equity Retainer may be in the form of Stock Units pursuant to Article 4(a) or as an amount credited to the AEP Stock Fund pursuant to Article 4(b).

3.12“First Date Available” means (a) with respect to Specified Directors, the later of (i) the date that is eighteen (18) months following the Adoption Date, or (ii) the date that is six (6) months after the date of the Participant’s Termination; and (b) with respect to all other Participants, the date of the Participant’s Termination.

3.13“Fund” means the same investment options made available to participants in the American Electric Power System Incentive Compensation Deferral Plan, as revised from time to time.

3.14“Investment Account” means that portion of a Participant’s Account attributable to Contributions made by the Company pursuant to Article 4(b).

3.15“Investment Income” means the earnings, gains and losses that would be attributable to the investment of the Investment Account in a Fund or Funds.

3.16“Market Value” means the closing price of the Common Stock, as reported on the NASDAQ Stock Market LLC on the date in question or, if the Common Stock shall not have been traded on such date or if the NASDAQ Stock Market LLC is closed on such date, then the first day prior thereto on which the Common Stock was so traded.

3.17“Non-Employee Director” means any person who serves on the Board and who is not an officer of the Company or employee of its Subsidiaries.

3.18“Participant” means any Non-Employee Director who has received an Equity Retainer award.

3.19“Retainer” means Cash Retainer and Equity Retainer.

3.20“Specified Director” means a Participant who is classified as a “specified employee” at the time of Termination in accordance with the policies adopted by the Human Resources Committee of the Board in order to comply with the requirements of Section 409A(a)(2)(B)(i) of the Code and the guidance issued thereunder.

3.21 “Stock Unit” means a measure of value, expressed as a share of Common Stock, credited to a Participant under this Plan. No certificates shall be issued with respect to such Stock Units, but the Company shall maintain a bookkeeping Account in the name of the Participant to which the Stock Units shall relate.

3.22“Subsidiary” means any corporation in which the Company owns directly or indirectly through its Subsidiaries, at least 50 percent of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least 50 percent of the combined equity thereof.

3.23“Termination” means retirement from the Board or termination of service as a Director for any other reason.

Article 4
Annual Equity Retainer Awards

The Equity Retainer shall be credited quarterly and shall equal the dollar amount of the Equity Retainer payable to the Participant.

(a)For the first twenty quarters of a Participant’s period of service as a Director, the Equity Retainer shall be contributed to the Participant’s Stock Unit Account in the form of Stock Units. The number of such Stock Units to be credited quarterly shall be determined by dividing the amount of the Equity Retainer credited quarterly by the Market Value on such date. The number of whole and fractional Stock Units will be computed to three decimal places.

(b)After the period described in Article 4(a), the Equity Retainer shall be contributed to the AEP Stock Fund maintained in the Participant’s Investment Account.

Article 5
Investments and Adjustments

5.1Stock Unit Account

(a)Dividends. On each dividend payment date with respect to the Common Stock, the Stock Unit Account of a Participant, with Stock Units held pursuant to Article 4(a), shall be credited with an additional number of whole and fractional Stock Units, computed to three decimal places, equal to the product of the dividend per share then payable, multiplied by the number of Stock Units then credited to such Stock Unit Account, divided by the Market Value on the dividend payment date.

(b)Adjustments. The number of Stock Units credited to a Participant’s Stock Unit Account pursuant to Article 4(a) shall be appropriately adjusted for any change in the Common Stock by reason of any merger, reclassification, consolidation, recapitalization, stock dividend, stock split or any similar change affecting the Common Stock.

5.2Investment Account

(a)Investment of Contributions. Contributions added to a Participant’s Investment Account shall be credited to the AEP Stock Fund and credited with earnings as if invested in the AEP Stock Fund.

(b)Changing Investments. A Participant may elect to transfer all or a portion of the amounts credited to the Participant’s Investment Account from any

Fund or Funds to any other Fund or Funds by providing notification in accordance with the Plan’s procedures. Such transfers between Funds may be made in any whole percentage or dollar amounts and shall be implemented in accordance with the Plan’s procedures.

(c)Valuation of Account. The balance of each Participant's Investment Account shall be determined daily based upon the fair market value of such Fund or Funds. The fair market value calculation for a Participant's Investment Account shall be made after all distributions, Investment Income and transfers for the day are recorded. A Participant’s Account, as adjusted from time to time, shall continue to be credited with Investment Income until the balance of the Investment Account is zero and no additional Contributions are anticipated for such Participant by the Committee.

Article 6
Payment of Stock Units

6.1Manner of Payment Upon Termination

(a)The Stock Units credited to a Participant’s Stock Unit Account shall paid to the Participant as shares of Common Stock in accordance with the Participant’s effective election as to such Stock Unit Account, and all amounts credited to a Participant’s Investment Account shall paid in cash, to the Participant in one of the following forms:

(i)A single lump sum distribution
(A)as of the First Date Available; or
(B)as of the fifth anniversary of the First Date Available; or

(ii)In five (5) annual installments commencing
(A)as of the First Date Available; or
(B)as of the fifth anniversary of the First Date Available; or

(iii)In ten (10) annual installments commencing as of the First Date Available.

(b)For this purpose, a Participant’s election under Section 6.1 shall not be effective unless all of the following requirements are satisfied.

(i)The election is submitted to the Company in writing in a form determined by the Committee to be acceptable;

(ii)The election is submitted timely. For purposes of this Section 6.1(b)(ii), a distribution election will be considered “timely” only if it satisfies the applicable requirements:
(A)As to an election applicable to the Participant’s Stock Unit Account, any of (1), (2) or (3), as may be applicable
(1)Within 30 days after the beginning of his or her initial term of office as a Director; or
(2)During the 2007 Distribution Election Period, but only with regard to the last distribution election form submitted by such Participant during such a period as is applicable to that Participant. For this purpose, the “2007 Distribution Election Period” shall be such period during which one or more Participants are given the opportunity to select among the options set forth in Section 6.1(a), provided that such period shall end no later than December 31, 2007 or, with respect to a particular Participant, such earlier date of such Participant’s Termination; or
(3)At least one year prior to the date of the Participant’s Termination.
(B)As to an election applicable to the Participant’s Investment Account, any of (1), (2) or (3), as may be applicable
(1)No later than the last day of the calendar year immediately preceding the commencement of the twenty-first quarter of the Participant’s period of service as a Director ; or
(2)During the 2012 Distribution Election Period, but only with regard to the last distribution election form submitted by such Participant during such a period as is applicable to that Participant. For this purpose, the “2012 Distribution Election Period” shall be such period during which one or more Participants are given the opportunity to select among the options set forth in Section 6.1(a), provided that such period shall end no later than December 31, 2012; or
(3)At least one year prior to the date of the Participant’s Termination.

(iii)Unless submitted under the terms and conditions described in Section 6.1(b)(ii)(A)(1) or (2) or (B)(1) or (2), the election makes a permissible change in the distribution option selected. A change in the distribution option will be considered permissible for purposes of the immediately preceding sentence only if the new distribution election selects an option that results in the deferral of the first scheduled payment by at least 5 years. For purposes of compliance with the rule set forth in Section 409A(a) of the Code (and the regulations issued thereunder), each distribution option described in Section 6.1(a) shall be treated as a single payment as of the first scheduled payment date.

(iv)If the Participant is submitting the election pursuant to paragraph (b)(ii)(A)(2) to change the timing or form of distribution that is then in effect with respect to the Participant’s Career Share Account, the newly selected option may not defer payments that the Participant would have received in 2007 if not for the new distribution election nor cause payments to be made in 2007 if not for the new distribution election.

(c)For purposes of Section 6.1(b), if a Participant’s effective distribution election form with respect to the participant’s Stock Unit Account was submitted using the options that had been made available under the Plan as in effect prior to January 1, 2005 [i.e., as either (A) a single lump-sum payment, or in annual installment payments over not more than ten years; (B) commencing within 10 days after the date of the Participant’s Termination or up to five years after the Participant’s Termination], then:

(i)If the Participant’s Termination occurs prior to the expiration of the 2007 Distribution Election Period last applicable to the Participant, the Participant’s effective distribution election form shall be given full effect; and

(ii)If the Participant’s Termination occurs after the expiration of the 2007 Distribution Election Period last applicable to such Participant, the Participant shall be considered to have elected the corresponding option as set forth in Section 6.1(a).

(d)If a Participant fails to submit an effective distribution election with regard to his Stock Unit Account or Investment Account that satisfies the requirements of Section 6.1(b)(ii)(A)(1) (upon commencement of initial term) or Section 6.1(b)(ii)(A)(2) or (B)(1) or (2) (during an applicable

Distribution Election Period), as applicable, by the applicable due date, such Participant shall be considered to have elected a distribution of that portion of his or her Account in a single lump sum as of the First Date Available.

6.2Manner of Payment Upon Death

Notwithstanding the Participant’s election, if a Participant dies while amounts remain credited to the Participant’s Account, the balance of the Stock Unit Account will be paid in a lump sum as shares of Common Stock and the balance of the Investment Account will be paid in a lump sum in cash, all as soon as reasonably practicable after the date of the Participant’s death to the Beneficiary or the Participant’s estate, as the case may be.

6.3Determination of Payments in Stock and Cash

The number of shares of Common Stock to be distributed pursuant to Section 6.1 or 6.2 shall be based upon the number of the Stock Units credited to the Participant’s Stock Unit Account determined as of the applicable distribution date and shall be paid to such Participant as soon as administratively practicable thereafter. The amount of cash to be distributed pursuant to Section 6.1 or 6.2 shall be based upon the value of the Funds in the Participant’s Investment Account determined as of the applicable distribution date (or, if that is not a business day, then as of the business day immediately prior thereto) and shall be paid to such Participant as soon as administratively practicable thereafter.

6.4Avoiding Violation of Applicable Law

Notwithstanding any provision of this Article to the contrary, payment to a Participant will be delayed at any time that the Company reasonably anticipates that the making of such payment will violate Federal securities laws or other applicable law; provided however, that any payments so delayed shall be paid at the earliest date at which the Company reasonably anticipates that the making of such payment will not cause such violation.

Article 7
Beneficiary Designation

Each Participant shall be entitled to designate a Beneficiary or Beneficiaries (which may be an entity other than a natural person) who, following the Participant’s death, will be entitled to receive any payments to be made under Section 6.2. At any time, and from time to time, any designation may be changed or cancelled by the Participant without the consent of any Beneficiary. Any designation, change, or cancellation must be by written notice filed with the Company and shall not be effective until received by the Company. Payment shall be made in accordance with the last unrevoked written designation of Beneficiary that has been signed by the Participant and delivered by the Participant to the Company prior to the Participant’s death. If the Participant designates more than one Beneficiary, any payments under Section 6.2 to the Beneficiaries shall be made in equal shares unless the Participant has designated otherwise, in which case the payments shall be made in the proportions designated by the Participant. If no Beneficiary has been named by the Participant or if all Beneficiaries predecease the Participant, payment shall be made to the Participant’s estate.

Article 8
Transferability Restrictions

The Plan shall not in any manner be liable for, or subject to, the debts and liabilities of any Participant or Beneficiary. No payee may assign any payment due such party under the Plan. No benefits at any time payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, attachment, garnishment, levy, execution, or other legal or equitable process, or encumbrance of any kind.

Article 9
Funding Policy

The Company’s obligations under the Plan shall be totally unfunded so that the Company or any Subsidiary is under merely a contractual duty to make payments when due under the Plan. The promise to pay shall not be represented by notes and shall not be secured in any way.

Article 10
Change in Control

Notwithstanding any provision of this Plan to the contrary, if a “Change in Control” (as defined below) of the Company occurs, amounts credited to a Participant’s Account, whether vested or unvested and forfeitable, will be paid in a lump sum in cash to the Participant not later than 15 days after the date of the Change in Control. For this purpose, the balance in the Stock Unit Account shall be determined by the higher of (a) the average of the Market Value of the Common Stock for the last 20 trading days prior to such Change in Control or (b) if the Change in Control of the Company occurs as a result of a tender or exchange offer or consummation of a corporate transaction, then the highest price paid per share of Common Stock pursuant thereto. Any consideration other than cash forming a part or all of the consideration for the Common Stock to be paid pursuant to the applicable transaction shall be valued at the valuation price thereon determined by the Board.

In addition, the Company shall reimburse a Participant for the legal fees and expenses incurred if the Participant is required to seek to obtain or enforce any right to distribution. In the event that it is determined that such Participant is properly entitled to a cash distribution hereunder, such Participant shall also be entitled to interest thereon at the prime rate of interest as published in The Wall Street Journal plus two percent from the date such distribution should have been made to and including the date it is made. Notwithstanding any provisions of this Plan to the contrary, the provisions of this Article may not be amended by an amendment effected within three years following a Change in Control.

A “Change in Control” means a change in control of the Company as provided under Section 409A(a)(2)(A)(v) of the Code.

Article 11
Administration

The Plan shall be administered by the Committee. The Committee shall have the authority and discretion to interpret the Plan, and to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, and all such interpretations, rules and regulations shall be conclusive and binding on all Participants. The Committee may employ agents, attorneys, accountants, or other persons (who also may be employees of a Subsidiary) and allocate or delegate to them powers, rights, and duties, all as the Committee may consider necessary or advisable to properly carry out the administration of the Plan.

Article 12
Amendment and Termination

The Company, by resolution duly adopted by the Board, shall have the right, authority and power to alter, amend, modify, revoke, or terminate the Plan; except as provided in Article 10; and provided further, that no amendment or termination of the Plan shall adversely affect the rights of any Participant with respect to any amount then credited to such Participant’s Account, unless the Participant shall consent thereto in writing.

Article 13
Miscellaneous

13.1No Right to Continue as a Director

Nothing in this Plan shall be construed as conferring upon a Participant any right to continue as a member of the Board.

13.2No Interest as a Shareholder

Neither Stock Units nor credits to the AEP Stock Fund shall give a Participant any rights whatsoever with respect to shares of Common Stock.

13.3No Right to Corporate Assets

Nothing in this Plan shall be construed as giving the Participant, the Participant’s designated Beneficiaries or any other person any equity or interest of any kind in the assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company or any Subsidiary and any person. As to any claim for payments due under the provisions of the Plan, a Participant, Beneficiary and any other persons having a claim for payments shall be unsecured creditors of the Company or any Subsidiary.

13.4Payment to Legal Representative for Participant

In the event the Committee shall find that a Participant is unable to care for his or her affairs because of illness or accident, the Committee may direct that any payment due the Participant be paid to the Participant’s duly appointed legal representative, and any such payment so made shall be a complete discharge of the liabilities of the Plan.

13.5No Limit on Further Corporate Action

Nothing contained in the Plan shall be construed so as to prevent the Company or any Subsidiary from taking any corporate action which is deemed by the Company or any Subsidiary to be appropriate or in its best interest.

13.6Governing Law

The Plan shall be construed and administered according to the laws of the State of New York to the extent that those laws are not preempted by the laws of the United States of America.

13.7Headings

The headings of articles, sections, subsections, paragraphs or other parts of the Plan are for convenience of reference only and do not define, limit, construe, or otherwise affect its contents.

Signed this 23rd day of February, 2022.

AMERICAN ELECTRIC POWER COMPANY, INC.

By /s/ David C. House
    David C. House, Assistant Secretary